UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2012

RYDER SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida		33178
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 24, 2012, we issued a press release reporting our financial results for the three and six months ended June 30, 2012 (the “Press Release”). We also hosted a conference call and webcast on July 24, 2012 during which we made a presentation on our financial results for the three and six months ended June 30, 2012 (the “Presentation”). The Press Release and the Presentation are available on our website at www.ryder.com.

The Press Release and Presentation include information regarding comparable earnings from continuing operations and comparable earnings per share from continuing operations for both second quarter and year to date 2012, which are non-GAAP financial measures as defined by SEC regulations. We believe that these non-GAAP financial measures provide useful information to investors, and allow for better year-over-year comparison, as the measures exclude from our GAAP net earnings from continuing operations and earnings per share from continuing operations, as applicable, (i) second quarter and year to date 2012 restructuring charges, (ii) 2012 tax benefits, (iii) a second quarter 2011 charge from a tax law change, (iv) second quarter 2011 acquisition related transaction costs and (v) 2011 restructuring charges, which are not representative of our ongoing business operations.

Additional information regarding non-GAAP financial measures can be found in the Press Release, the Presentation and our reports filed with the SEC.

The information in this Report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing.

Item 9.01(d) Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit 99.1	Press Release, dated July 24, 2012, relating to Ryder System, Inc.’s financial results for the three and six months ended June 30, 2012.

Exhibit 99.2	Presentation prepared for a conference call and webcast held on July 24, 2012, relating to Ryder System, Inc.’s financial results for the three and six months ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2012	RYDER SYSTEM, INC. (Registrant)

	By:	/s/ Art A. Garcia
Art A. Garcia, Executive Vice President
and Chief Financial Officer